                        SAG Experimental Film Agreement

                         SAG EXPERIMENTAL FILM AGREEMENT

1.       Scope

         If Producer intends to employ one or more professional performers in an xperimental Film within the meaning of the SAG Experimental Film Letter
Agreement (hereinafter referred to as the "Agreement") and qualifies to do so according to Screen Actors Guild (hereinafter "SAG" or "the Guild"), the
Agreement shall be executed by the Producer.

2.       Application for SAG Experimental Film Letter Agreement

         Submit the following not less than one (1) month prior to the date
Producer intends to start work with professional performers to the nearest Guild office.

         A)       Copy of the final shooting script. A treatment is not
                  sufficient.

         B)       Detailed budget listing all deferred and current expenses
                  necessary to produce the Experimental Film. A cover sheet
                  is not sufficient.

         C)       Shooting schedule

         D)       A Form PA documenting registration of the copyright in the screenplay which has been stamped as received by the U.S.
                  Copyright Office.

         E)       All chain of title documents relating to the ownership of the copyright in the screenplay, including but not limited to, a writer's agreement, a production services agreement, a
                  literary property agreement, or a copyright assignment.

         F)       A completed Information Sheet from the Producer indicating the following:

                  i.       Title
                  ii.      Start date
                  iii.     Estimated wrap date
                  iv.      Intended number of actual shooting days
                  v.       Medium to be used
                  vi.      Current expenses
                  vii.     Crew salary deferrals
                  viii.    Above the line (other than performers) deferrals
                  ix.      Equipment, stock and processing deferrals
                  x.       Total budget
                  xi.      Sources of financing
                  xii.     Owner of the film
                  xiii.    Any prior liens in the film
                  xiv.     Reason for producing the project
                  xv.      Intended distribution

                         SAG Experimental Film Agreement

         The documents listed in A. through F. above shall constitute a pplication to the Guild to produce the Experimental Film named on the
Information Sheet and to employ professional performers in the Experimental Film under the Agreement. If the Guild, in its sole discretion, approves the application submitted in connection with the Experimental Film, the Producer shall be so notified and required to execute the SAG Experimental Film Letter
Agreement, financial assurances documents (which may include but is not limited to, UCC-1 financing statements and security agreements), and, a security deposit to be held by the Guild's bank in the applicable amount: $1,000 (for projects one (1) hour or more in running time); or $500 (for projects less than one (1)
hour in running time).

         In addition, Producer must submit to the Guild a list of all professional performers to be employed in the Experimental Film and documentation of Worker's Compensation coverage that covers potential lost wages in the amount of the current day performer minimum under the Basic Agreement per day on behalf of any performer employed on the Experimental Films.

         Producer shall submit two (2) copies of the executed Agreement, the
UCC-1 financing statements, the security agreements, any other required signatory or financial assurances documents and insurance documentation to the
Guild not later than one (1) week prior to any work by professional performers.
The Guild shall make available to the Producer Experimental Film Employment
Contracts, a Final Cast List Information Sheet and Production Time Reports.

3.       Experimental Film Defined

         A)       Primary purpose of the Experimental Film is a learning
                  experience in which the Producer has the opportunity to work with professional performers. Producer may also produce this project to show before the Academy of Motion Picture Arts and
                  Sciences for possible Award consideration. In this connection, the Producer will be allowed to exhibit the Experimental Film in a paying movie theater for a limited period of time in
                  order to qualify for Award consideration. Producer may also produce the Experimental Film to display it to non-paying, non-public, established entertainment industry members to
                  showcase his/her talent. Producer may also produce the
                  Experimental Film for limited distribution on public access television, as further described in Section 5 below.

         B)       Maximum total budget - $75,000.

         C)       Maximum shooting schedule - 30 days of principal photography
                  (not including retakes, added scenes and looping).

         D)       Must be shot entirely in the United States.

4.       Exclusions

         A)       Any project not meeting the definition outlined in section 3 above.

         B)       Any project intended for exhibition, sale, release,
                  distribution or other public display in theatrical motion
                  picture houses, free television, basic cable, pay cable,
                  videocassettes/discs, holography, interactive media of any type, or to educational or industrial markets, as more
                  particularly defined in the Screen Actors Guild
                  Industrial/Educational Agreement.

                         SAG Experimental Film Agreement

         C)       Any trailer or demo produced for the purpose of fund-raising.

         D)       Any project which the Guild believes, for any reason
                  whatsoever, cannot or will not meet the definition in section
                  3 above.

         E)       The exclusions outlined in this section 4 shall not limit the
                  Guild's right, in its sole discretion, to deny the
                  Experimental Agreement to any person or entity.

5.       Exhibition Rights

The Experimental Film may be exhibited without compensation to the professional performers:

         A)       At film festivals;

         B)       Before the Academy of Motion Picture Arts and Sciences for
                  possible Award consideration. (Note: In this regard, the
                  Producer will be permitted, notwithstanding the exclusion in section 4(B) above, to exhibit the Experimental Film for one
                  (1) week in a paying movie house to qualify for such
                  consideration.);

         C)       To non-paying, non-public, established entertainment industry members to showcase the talent of the producer, director,
                  writer, performers or other members of the production or post-
                  production team;

         D)       On one (1) public access channel for not more than one (1)
                  year from the first run date, provided neither the producer nor any of the principals in the production receive any
                  compensation for such exhibition and provided further that the
                  Guild is advised of the first air date and the station on
                  which the Experimental Film will run.

6.       Further Distribution

         A)       Producer agrees that prior to exhibition of the Experimental
                  Film beyond the scope of Section 5, above, it shall:

i. Obtain the consent of each professional performer who rendered any services in the Experimental Film and negotiate with each such professional performer an amount to be paid not less than his/her total salary, including overtime, under the SAG collective bargaining agreement applicable to the distribution intended.
The rate of pay shall be based on the day performer rates in effect at the time of principal photography of the Experimental Film. Such consent may not be obtained at the time of original employment. Consent obtained at the time of original employment shall be ineffective. Note that if a professional performer's performance does not appear in the distributed version, such professional performer shall not be entitled to residuals and shall not be entitled to negotiate an above minimum upgrade payment, however, such professional performer shall receive the minimum upgrade payment.

                         SAG Experimental Film Agreement

ii. Consecutive employment provisions of the applicable collective bargaining agreement do not apply when calculating the upgrade payment. However, Weekly professional performers must be employed and paid in units of no less than one
(1) full week. Additional days in any final partial workweek for a Weekly professional performer may be prorated at one-fifth of the weekly base rate for each day from commencement of the professional performer's work in such workweek until his/her final dismissal.

iii. Make contribution to the SAG-Producers Pension and Health Plans based on the gross compensation due the professional performers at the percentage applicable at the time of principal photography on the Experimental Film.

iv. Not enter into a distribution or licensing agreement without agreement from each professional performer concerning such distribution. Please note that the negotiated upgrade payment becomes due upon execution of a licensing, distribution or exhibition agreement.

v. Professional performers must receive payment no later than the first date of exhibition or availability outside the allowed markets.

vi. Condition any licensing, distribution or exhibition deal or sale, assignment or transfer on the execution of a Distributor's Assumption Agreement or Buyer's
Assumption Agreement by the distributor, buyer, exhibitor, licensee, or assignee, as applicable.

vii. Obtain an executed Assumption Agreement from the appropriate party.

7.       Production Requirements

         A)       Production Time Reports

Producer shall complete the Production Time Reports in ink detailing the specific time of reporting, travel, beginning and end of meals and dismissal on set. The professional performers shall review and sign the Production Time
Report at the end of each day. Performers will not be asked to sign blank
Production Time Reports. The original completed Production Time Reports shall be delivered to the Guild by the Friday following the week of work. Failure to comply with the requirements concerning Production Time Reports shall cause the
Guild to be entitled to liquidated damages in the amount of $275.00 per day of breach.

         B)       Employment Contracts

Each professional performer shall receive from Producer the Experimental Film
Agreement Employment Contract for execution by the end of his/her first day of work on the Experimental Film. Such contract must be completed in ink by
Producer before delivery to the professional performer. A copy of this
Experimental Agreement shall be delivered to the professional performer and performer's representative not later than the first day of work.

         The contract shall be executed in four (4) copies. One (1) fully xecuted original shall be given to the professional performer not later than the end of his/her first day of work. One (1) original shall be delivered to the performer's representative. One (1) original shall be delivered to the Guild.
One (1) original shall be retained by producer. Delivery to the Guild and performer representative shall be made within four (4) days of the professional performer's first day of work.

                         SAG Experimental Film Agreement

         Failure to timely deliver the fully executed contract to a professional performer shall entitle each such performer to liquidated damages in the amount of $10.00 per day until performer receives the fully executed employment contract. Failure to timely deliver the employment contracts to the Guild shall entitle the Guild to liquidated damages in the amount of $10.00 per day per contract until the Guild receives each such employment contract.

         C)       Payments Due for Exceeding 30 Day Shooting_Schedule or $75,000
                  Budgetary Limit Professional performers' salaries, including overtime (except as provided in Section 10, below), shall be deferred until distribution beyond the scope of section 5, above, except that should Producer exceed the thirty (30) day shooting schedule or should the Producer's costs exceed
                  $75,000, professional performers' salaries will be immediately due and payable as follows:

         i.       Any professional performer who works outside the allowed
                  Shooting Schedule (see Section 3C) shall be entitled to be paid the current rates under the SAG Modified Low Budget
                  Letter Agreement for such days or weeks of work outside the allowed period(s).

         ii.      In the event Producer's costs exceed $75,000, all professional performers are immediately due upgrade to the rates under the
                  SAG Modified Low Budget Letter Agreement.

         iii.     Producer shall make contribution to the SAG-Producers Pension and Health Plans based on the gross compensation paid each such performer at the current rate under the Basic Agreement.

         IV.      Such salary payments do not entitle Producer to any
                  distribution beyond in Section 5, above.

         D)       Non-Deferred Monies

                  i.       Car mileage allowance reimbursement
                  ii.      Public transportation costs (due the day of work)
                  iii.     Liquidated damages for meal period violations
                  iv.      Per diem
                  v.       Reimbursement for expenditures made at request of
                           Producer, for example,
                           special hairdress, special make-up, or wardrobe
                  vi.      Liquidated damages for failure to timely deliver
                           employment contracts
                  vii.     Salary for work by a performer in excess of twelve
                           (12) hours on any day, in excess of five (5) days in
                           any workweek, or in excess of the thirty (30)
                           shooting days.
                  viii.    Liquidated damages for rest period violations
                  ix.      Liquidated damages due the Guild for contract
                           violations

         E)       Hazardous Work

         The Producer shall not require any performer to do stunt or hazardous work without first obtaining, from that performer, express written consent prior to the commencement of the performer's services in the Experimental Film. The
Producer will fully discuss the physical requirements of the role at the time of audition or interview.

                         SAG Experimental Film Agreement

                  The producer shall notify the Guild of hazardous or stunt
activity and the day on which such activity shall occur. The Producer shall provide a safety expert who shall be present and available for consultation at the place of such activity. An animal handler or qualified trainer shall be provided when Producer requires a performer to work with animals.

         F)       Nudity

i. The Producer will notify the professional performer or performer's representative of any nudity or sex acts expected in the role prior to the first interview or audition. The professional performer shall also have prior notification of any interview or audition requiring nudity and shall have the absolute right to have the person of performer's choice present at that audition. Total nudity shall not be required at such auditions or interviews;
the professional performer shall be permitted to wear "pasties" and G-string or its equivalent.

ii. During any production involving nudity or sex scenes, the set shall be closed to all individuals having no business purpose in connection with the project.

iii. No photographs will be permitted other than production stills made by a photographer assigned to the production.

iv. The appearance of a professional performer in a nude scene or the doubling of a professional performer in such a scene shall be conditioned upon the professional performer's express, written consent.

v. If a professional performer has agreed to appear in such scenes and then withdraws consent, the producer shall have the right to double the performer. A professional performer may not withdraw consent as to film already photographed.

8.       Consecutive Employment and Availability

         Professional performers shall have the right to accept other professional employment during the course of production of the Experimental Film and in consideration thereof, the Guild waives the requirement of consecutive employment as defined in the Basic Agreement. In exchange for this waiver,
Producer agrees to waive his/her right to exclusive services of the professional performer during photography. Scheduling shall be subject to each professional performer's availability. The professional performer shall attempt to provide thirty-six (36) hours notice of a conflicting professional engagement.

9.       Worktime

         All time, from time the professional performer is required to report until dismissed, shall be counted as work time for the purpose of calculating overtime and rest periods, excluding meal periods. The deferred salary agreed upon shall be compensation in full for eight (8) hours of work and shall be due for each day in connection with which the performer reports for work even if eight (8) hours of work is not required by Producer.

                         SAG Experimental Film Agreement

10.      Overtime

         Performers shall be due time and one half for the ninth and tenth hours or parts thereof, in tenth of hour (six (6) minute) units of work time, which overtime may be deferred and will only become payable as more particularly described elsewhere in this Agreement.

         If a performer is required to work beyond twelve (12) hours in any day, such performer shall be due overtime at double the straight time rate for any time worked in tenth of hour (six (6) minute) units, which salary may not be deferred. For the purpose of calculating such overtime, the rate shall be based on the current rates under the Screen Actors Guild Modified Low Budget Letter
Agreement.

11.      Meal Periods

         Allowable meal periods shall not be counted as work time for any purpose. The performer's first meal period shall commence within six (6) hours following the time of his/her first call for the day; succeeding meal periods shall commence within six (6) hours after the end of the preceding meal period.
An allowable meal period shall be not less than one-half hour and not more than one (1) hour in length. Producer shall immediately be liable for $25.00 in liquidated damages due each affected performer for each half-hour of delay or fraction thereof.

12.      Travel

         A)       Producer may fly professional performers coach class but must fly such performers on a nationally known, established
                  commercial airline and, if available, on the airline of the performer's choice. If any member of the production staff is flown any class other than coach, all professional performers must be flown in first class.

         B)       Producer shall provide accidental death and dismemberment
                  insurance in a principal sum not less than $100,000.00 to
                  the professional performer or the performer's designated
                  beneficiary when performer is required to travel by plane at the request of Producer.

13.      Overnight Locations

         A)       An overnight location is any location at which a performer is required to remain overnight.

         B)       All performers shall be provided with reasonable lodging and meals at all overnight locations.

         C)       If meals are not provided by the Producer, then Producer
                  agrees to pay to each professional performer the following amounts:

                  $10.50   Breakfast
                  $15.00   Lunch
                  $27.50   Dinner

                         SAG Experimental Film Agreement

         Such per diem shall be paid to performer in cash not later than the morning of the day of work.

14.      Transportation

         A)       Los Angeles thirty (30) mile studio zone - The Los Angeles studio zone is the area within a circle thirty (30) miles in radius from the intersection of Beverly Boulevard and La
                  Cienega Boulevard, Los Angeles, California. Producer may
                  require any performer to report anywhere within the studio zone. Those professional performers who are required to report to location within the studio zone shall be immediately
                  reimbursed at the rate of $.30 per mile for their actual
                  travel to and from such location.

         B)       New York eight (8) mile studio zone - The New York studio zone is the area within a circle eight (8) miles in radius from the center of Columbus Circle, New York City. Producer may require any performer to report directly anywhere within the studio zone accessible by public transportation. Those professional performers who are required to report to location within the studio zone shall be immediately reimbursed for the actual cost of their public transportation to and from such location.

         C)       Other areas - Professional performers shall be reimbursed for the actual cost of reasonable forms of travel to locations.
                  When the reasonable mode of travel is by car, performer shall be reimbursed at the rate of $.30 per mile.

         D)       Any area outside studio zones - Producer shall provide
                   transportation to any area outside the studio zones.

15.      Make up, Hairdress and Wardrobe

         Producer shall immediately reimburse any professional performer required to purchase unique or particular make up, hairdress or wardrobe.

16.      Rest Period

         Each professional performer is entitled to a twelve (12) hour rest period from the time he/she is dismissed until recalled for whatever purpose. In the event the rest period is invaded, the professional performer shall be entitled to immediate payment of liquidated damages equal to one (1) day's pay under the SAG Modified Low Budget Letter Agreement. The damages for rest period violation may not be deferred.

17.      Use of "Double"

         The Producer agrees not to "dub" or use as a "double" in lieu of the professional performer, except in the following circumstances:

         A)       When necessary to expeditiously meet the requirements of
                  foreign exhibition.

         B)       When necessary to expeditiously meet censorship requirements, either foreign or domestic.
         C)       When, in the reasonable opinion of Producer, failure to use a double for the performance of hazardous acts might result in physical injury to the performer.
         D)       When the performer is not available, or
         E)       When the performer fails or is unable to meet certain
                  requirements of the role, such as singing or the rendition of instrumental music or other similar services requiring special talent or ability other than that possessed by the performer.

18. Acknowledgment

         The credits shall include the following statement: "Special Thanks to
Screen Actors Guild." Producer shall include the SAG logo or union bug in the credits of the Picture. Contact your Business Representative at the local SAG branch for artwork.

19. Application of Basic Agreement

         Except as expressly modified herein, all terms and conditions of the current Screen Actors Guild Codified Basic Agreement for Independent Producers
shall apply to the engagement and performance of professional performers hereunder. All disputes arising hereunder shall be subject to arbitration in accordance with Section 9 of the Basic Agreement.

Your signature below will indicate your agreement to the provisions hereof.

22nd day of January 2003

In connection with the project currently entitled:

THE G! TRUE TINSELTOWN TALE: DUDE, WHERE'S MY CAR?
                                            (Title)

By: /s/ Tal L. Kapelner
        (Signature)

Type Name: Tal Kapelner

On behalf of:  TALLY-HO VENTURES, INC.
               (Company name)

Position in Company: President

By:  /s/ Elizabeth Moseley
        On behalf of Screen Actors Guild, Inc.

Revised as of 7/1/01